UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 4, 2005


                          GABELLI ASSET MANAGEMENT INC.
             (Exact name of registrant as specified in its charter)

           New York                      1-14761                  13-4007862
       (State or other           (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)

        One Corporate Center, Rye, NY                               10580
 (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

       Item 8.01. Other Events.

         The following information is furnished pursuant to Item 8.01, "Other Events."

         On February 28, 2005, Gabelli Asset Management Inc. (the "Company") furnished a Form 8-K under item 8.01 to which it attached the Company's press release dated February 28, 2005 setting forth the pro forma statement of financial condition as of February 17, 2005 based on December 31, 2004 balances adjusted for the issuance of 1,517,483 shares of class A common stock and the receipt of $70,567,500 in proceeds.

         The Company is filing this Form 8-K/A to make certain corrections to the Company's press release dated February 28, 2005 that was attached as Exhibit 99 to the Company's Form 8-K filed on February 28, 2005. The corrections are:
(i) to the December 31, 2004 statement of financial condition to properly reflect Dividends payable and Stockholders' equity at that date for the $0.60 per share special dividend paid on January 18, 2005 and (ii) to the pro forma February 17, 2005 statement of financial condition to properly reflect Cash and cash equivalents, Dividends payable and Stockholders' equity at that date for the $0.60 per share special dividend paid on January 18, 2005. The corrected press release is attached as Exhibit 99.


       Item 9.01. Financial Statements and Exhibits.

       (c) Exhibits

       99  Company's corrected (unissued) Press Release dated February 28, 2005.

SIGNATURE
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Gabelli Asset Management Inc.

                                          By:    /s/    Michael R. Anastasio Jr.
                                             -----------------------------------
                                                      Michael R. Anastasio Jr.
                                                      Chief Financial Officer


Date:    March 4, 2005
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